Exhibit 5.2

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074
	TEL FAX	804 • 788 • 8200 804 • 788 • 8218
October 17, 2012	FILE NO: 61054.000007

Penn Virginia Corporation

Four Radnor Corporate Center

Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

Penn Virginia Corporation

Public Offering of 8,000,000 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Virginia counsel to Penn Virginia Corporation, a Virginia corporation (the “Company”), in connection with (1) the Registration Statement on Form S-3 (Registration No. 333-183365) (the “Registration Statement”) filed by the Company, Penn Virginia Holding Corp., a Delaware corporation, Penn Virginia Oil & Gas Corporation, a Virginia corporation, Penn Virginia Oil & Gas GP LLC, a Delaware limited liability company, Penn Virginia Oil & Gas LP LLC, a Delaware limited liability company, Penn Virginia Oil & Gas, L.P., a Texas limited partnership, Penn Virginia MC Corporation, a Delaware corporation, Penn Virginia MC Energy L.L.C., a Delaware limited liability company, and Penn Virginia MC Operating Company L.L.C., a Delaware limited liability company, with the Securities and Exchange Commission (the “Commission”) on August 17, 2012 pursuant to the Securities Act of 1933, as amended (the “Act”), and (2) the Company’s offering and sale of 8,000,000 shares (the “Shares”), of its common stock, par value $0.01 per share.

The Shares are being offered and sold as described in the prospectus, dated August 17, 2012, contained in the Registration Statement, and the prospectus supplement thereto, dated October 12, 2012 (collectively, the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Articles of Incorporation of the Company, as certified on September 18, 2012 by the Clerk of the State Corporation Commission of the Commonwealth of Virginia

ATLANTA  AUSTIN  BANGKOK  BEIJING  BRUSSELS  CHARLOTTE  DALLAS   HOUSTON  LONDON  LOS ANGELES

McLEAN  MIAMI  NEW YORK  NORFOLK  RALEIGH  RICHMOND  SAN  FRANCISCO  TOKYO  WASHINGTON

www.hunton.com

Penn Virginia Corporation

October 17, 2012

(the “SCC”), (ii) the Articles of Amendment of the Company (the “Articles of Amendment”), as submitted to the SCC on October 16, 2012, (iii) the certificate issued by the SCC on October 16, 2012 evidencing the effectiveness of the Articles of Amendment at 9:00 a.m., Eastern Time, on the date hereof, (iv) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (v) the Registration Statement, (vi) the Prospectus, (vii) resolutions of the Board of Directors of the Company, adopted on October 5, 2012 and October 11, 2012, (viii) resolutions of the Pricing Committee of the Board of Directors adopted on October 11, 2012, (ix) an executed copy of the Underwriting Agreement, dated as of October 12, 2012, between the Company and Credit Suisse Securities (USA) LLC as representative of the several Underwriters listed in Schedule 1 thereto and relating to the Shares and (x) a certificate issued by the SCC on October 16, 2012, and confirmed on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. The Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

Penn Virginia Corporation

October 17, 2012

We hereby consent to (a) the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, (b) the incorporation by reference of this opinion into the Registration Statement and (c) the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Hunton & Williams LLP